EXHIBIT 99.1

For Immediate Release
Investor Contact: Kurt R. Harrington 703.312.9647 or kharrington@fbr.com
                                                     -------------------
Media Contact: Robert Leahy 703.312.9745 or bleahy@fbr.com or
                                            --------------
               Bill Dixon 703.469.1092 or bdixon@fbr.com
                                          --------------

                    FBR Asset Investment Corporation Reports
                          Record Second Quarter Results

           Earnings per Share Increase 45% versus Second Quarter 2001

ARLINGTON, Va., July 23, 2002 - FBR Asset Investment Corporation (NYSE: FB) today announced record second quarter earnings. Net Income was $31.6 million or $1.67 per fully diluted share for the quarter ended June 30, 2002 compared to $4.0 million or $1.11 per fully diluted share in the second quarter of 2001. For the six months ended June 30, 2002, net income was $49.5 million or $3.17 per fully diluted share compared to $4.2 million or $1.14 per fully diluted share for the six months ended June 30, 2001. The company had 25.1 million shares outstanding at June 30, 2002, and average outstanding shares of 18.9 million during the quarter. FBR Asset declared a quarterly dividend of $1.25 per share payable on July 15, 2002, to shareholders of record as of June 24, 2002.

At June 30, 2002, the company's portfolio of mortgage-backed securities (MBS) totaled $3.83 billion and the company's corresponding liabilities were $3.37 billion resulting in leverage of 7.3 to 1 at the end of the second quarter. Leverage in the MBS portfolio was 8.3 to 1 at March 31, 2002. At the end of the second quarter, the company's investments in equity securities totaled $38.4 million and notes receivable were $5 million. Total equity at June 30, 2002 was $690 million and book value per outstanding common share was $27.54. Book value increased by 15.7% during the quarter primarily as a result of two accretive equity offerings.

The weighted average annual yield on the MBS portfolio was 4.93% for the second quarter and the company's weighted average interest rate on repurchase agreements used to finance the acquisition of mortgage-backed securities was 1.85% resulting in a net interest spread of 3.08% during the period. During the second quarter, the company shortened the estimated duration in its mortgage-backed portfolio from 1.81 at the end of the first quarter to 1.27 at June 30, 2002, resulting in lower price sensitivity to changes in interest rates. At the end of the second quarter the weighted average remaining maturity of the company's borrowings was 38 days.

Net interest income from the MBS portfolio totaled $27.3 million in the second quarter, contributing approximately 73% of the company's net revenue (net interest, dividends, fees and net gains). Dividends and net gains from equity investments totaled $8.9 million in the second quarter and represented approximately 24% of net revenue. Fees earned from Friedman, Billings, Ramsey Group, Inc. investment banking transactions totaled $0.3 million during the second quarter and contributed approximately 1% of net revenue. Interest on notes receivable was $0.6 million for the period and represented approximately 2% of net revenue for the quarter.

During the second quarter of 2002, the company completed two follow-on offerings, each of which was accretive to both book value per share and earnings per share. In April 2002, the company issued 4.6 million additional shares of common stock at a price per share of $27.90. This offering resulted in net proceeds to the company of $121.7 million. On June 28, 2002, the company issued
6.0 million shares of common stock at a price per share of $33.35, resulting in net proceeds to the company of $189.9 million. The proceeds of the offerings were used primarily to invest in mortgage-backed securities. At June 30, 2002, the company had committed to purchase an additional $1.8 billion in MBS to settle in the first half of the third quarter.

Subsequent to the end of the second quarter, the company entered into two interest rate swaps with notional amounts totaling $2 billion under which the company will pay a fixed rate of interest averaging 2.22% for a period of one year. These transactions have the effect of mitigating the potential impact of interest rate increases on our funding costs for the next year on the notional amounts swapped.

Commenting on the quarter and the company's recent activity, Eric F. Billings, Chairman and CEO said, "FBR Asset continues to deliver solid earnings in what is becoming a very challenging environment for corporate America. We believe our strategy to maintain a conservative balance sheet and to pursue the best risk-adjusted returns available to us in all environments will result in continued strong performance. Our recent decision to move a portion of our funding to a fixed rate is in keeping with our philosophy of looking constantly at the economic value of our capital and funding decisions and pursuing those opportunities that we believe will in the long term deliver the highest risk-adjusted returns. As we move forward, we will continue to evaluate and pursue opportunities to increase earnings quality and sustainability."

The company also announced today that its Board of Directors has voted to increase the company's existing share repurchase authorization to 3 million shares. Richard J. Hendrix, the company's President and COO said, "We have successfully completed four offerings of common stock over the last year and through those offerings have raised in excess of $540 million and increased book value to in excess of $27.50 per share. Management is aware that in the current environment for equities it is possible that we may have opportunities to accretively repurchase our shares. This authorization from our Board insures that we will be in a position to pursue all available avenues to maximize value."

FBR Asset is a Real Estate Investment Trust (REIT) that was formed in December 1997. FBR Asset invests in mortgage-backed securities and makes opportunistic investments in debt and equity securities of companies engaged in real estate-related and other businesses.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A live webcast of FBR's conference call will be available at 9 a.m. (Eastern
Time) via:
http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=FB&script=1020&item_
id=ew,648629,1&layout=-6
Replays of the webcast will be available afterward.

                                      # # #

         The company makes forward-looking statements in this document that are subject to risks and uncertainties in addition to those set forth above. These forward-looking statements include information about possible or assumed future results of the company's operations. Also, when the company uses any of the words "believes," "expects," "anticipates" or similar expressions, it is making forward-looking statements. Many possible events or factors could affect the company's future financial results and performance. This could cause the company's results or performance to differ materially from those expressed in the forward-looking statements. These and other risks are described in the company's publicly filed documents and reports that are available from the company and from the SEC.

Note to Editors: Please note that "FBR Asset Investment Corporation" and "Friedman, Billings, Ramsey Group, Inc." are two different companies. FBR Asset is a REIT, which is required as a result of its tax status, to pay a dividend. FBR Asset (NYSE: FB) is externally managed by Friedman, Billings, Ramsey Investment Management, Inc., a subsidiary of Friedman, Billings, Ramsey Group, Inc. Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) is a publicly held company, which has historically never paid a dividend. Friedman, Billings, Ramsey Group, Inc. is a minority owner of FBR Asset.

         Three pages of financial data follow this page.

[GRAPHIC        FBR ASSET INVESTMENT CORPORATION
OMITTED]        CONDENSED STATEMENT OF OPERATIONS
                (In thousands, except per share amounts)
                (Unaudited)



                                                                                 Three months ended
                                                                                      June 30,

Revenue:                                                               2002                                     2001
                                                            -----------------------                  --------------------

 Interest                                                                $  42,845                               $ 3,361
 Dividends                                                                   1,426                                 1,064
 Fee income                                                                    284                                 1,702
                                                            -----------------------                  --------------------
                Total Revenue                                               44,555                                 6,127
                                                            -----------------------                  --------------------

Expenses:
 Interest                                                                   14,924                                 1,770
 Management fees:
    Base                                                                     1,975                                   218
    Incentive                                                                2,841                                   267
 Professional fees & other                                                     725                                   196
                                                            -----------------------                  --------------------
                Total Expenses                                              20,465                                 2,451
                                                            -----------------------                  --------------------

            Net realized gains                                               7,608                                   348
                                                            -----------------------                  --------------------
            Net income before income taxes                                  31,698                                 4,024
            Income tax provision                                             (111)                                    --
                                                            -----------------------                  --------------------
            Net income                                                    $ 31,587                               $ 4,024
                                                            =======================                  ====================


Basic income per share                                                    $   1.67                               $  1.16
                                                            =======================                  ====================

Diluted income per share                                                  $   1.67                               $  1.11
                                                            =======================                  ====================

Basic weighted average shares                                               18,893                                 3,472
                                                            =======================                  ====================

Diluted weighted average shares                                             18,917                                 3,617
                                                            =======================                  ====================


[GRAPHIC        FBR ASSET INVESTMENT CORPORATION
OMITTED]        CONDENSED STATEMENT OF OPERATIONS
                (In thousands, except per share amounts)
                (Unaudited)


                                                                                  Six months ended
                                                                                      June 30,

Revenue:                                                               2002                                     2001
                                                            -----------------------                  --------------------

 Interest                                                                $  62,428                               $ 6,341
 Dividends                                                                   1,964                                 1,264
 Fee income                                                                    572                                 1,702
                                                            -----------------------                  --------------------
                Total Revenue                                               64,964                                 9,307
                                                            -----------------------                  --------------------

Expenses:
 Interest                                                                   21,559                                 3,674
 Management fees:
    Base                                                                     3,124                                   423

    Incentive                                                                4,539                                   395

 Professional fees & other                                                     908                                   446
                                                            -----------------------                  --------------------
                Total Expenses                                              30,130                                 4,938
                                                            -----------------------                  --------------------

            Net realized gains                                              14,823                                   328
            Recognized loss on available for-sale
            equity securities                                                   --                                 (545)
                                                            -----------------------                  --------------------
            Net income before income taxes                                  49,657                                 4,152
            Income tax provision                                             (166)                                    --
                                                            -----------------------                  --------------------
            Net income                                                    $ 49,491                               $ 4,152
                                                            =======================                  ====================


Basic income per share                                                    $   3.17                               $  1.17
                                                            =======================                  ====================

Diluted income per share                                                  $   3.17                               $  1.14
                                                            =======================                  ====================

Basic weighted average shares                                               15,599                                 3,543
                                                            =======================                  ====================

Diluted weighted average shares                                             15,620                                 3,642
                                                            =======================                  ====================







[GRAPHIC        FBR ASSET INVESTMENT CORPORATION
OMITTED]        CONDENSED STATEMENT OF OPERATIONS
                (In thousands, except per share amounts)
                (Unaudited)

                           Selected Balance Sheet Data
                                                                                                                2nd Quarter
                                                                                                               Average Daily
                                                            June 30, 2002                 December 31, 2001       Balance
                                                            -------------                 -----------------     ------------


Mortgage- backed securities                                3,826,374,634                 1,238,365,511         3,430,829,493
Reverse repurchase agreements                              3,369,638,266                 1,105,145,000         3,118,813,114
Equity securities                                             38,358,750                    61,692,660            28,727,086
Loans                                                          5,000,000                     8,000,000            10,890,110
Equity capital(a)                                            690,037,481                   203,865,546           493,727,667



                                                                                                                2nd Quarter
                                                                                                               Average Daily
                                                           June 30, 2001                 December 31, 2000         Balance
                                                           -------------                 -----------------      -------------

Mortgage- backed securities                                  246,502,538                   154,848,205           182,289,194
Reverse repurchase agreements                                214,024,000                   133,896,000           155,417,374
Equity securities                                             51,932,056                    28,110,190            33,451,028
Loans                                                         12,000,000                     4,000,000            12,000,000
Equity capital(a)                                             91,321,202                    86,840,584            88,366,797

(a)  Equity Capital's average daily balance is the average of the month-end balances


